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                                                       EXHIBIT 10.38

                      FIRST ADDENDUM TO LEASE
                      -----------------------

        This First Addendum is entered into this 25th day of June, 1998, by and between 429 Penn Partners, an Indiana Partnership ("Landlord") and Unified Financial Services, Inc. (formerly known as Unified
Holdings, Inc.) a Delaware Corporation ("Tenant").

        WHEREAS, on the 1st day of January, 1998, Landlord and Tenant entered into a Lease for Premises in the building community known as 429 Pennsylvania Center ("Building"), upon the terms and conditions set forth therein ("Lease"); and

        WHEREAS, Tenant desires to add to the Premises Additional Space on the first floor consisting of approximately 877 rentable square feet of the Building, all on the terms and conditions set forth in the Lease, except as hereinafter provided;

        NOW, THEREFORE, in consideration of the Premises and each act performed by either party with respect hereto, the parties agree as follows:

        1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain building space shown and designated as Area
(B) on the plot plan attached hereto and made a part hereof as Exhibit "E" subject to all of the terms, provisions, conditions and covenants of the Lease, the same as if the Additional Space had been a part of the original Premises described therein, subject, however, to the terms and conditions of this First Addendum, which shall not be contingent of any corporate acquisitions.

        2. Commencing on September 1, 1998, and continuing for the period ending December 31, 2003, the Base Rent for the Additional space shall be One Thousand Two Hundred and Seventy Eight Dollars 96/100 ($1,278.96) per month. For the period January 1, 2004 thru December 31, 2007, the Base rent for the Additional space shall be One Thousand Three Hundred Fifty Two Dollars and 05/100 ($1,352.05) per month in advance on or before the first day of each calendar month.

        3. Additional Space is offered in its current condition except for the following: New carpet, painting, install (2) two single glass entry doors, similar to existing style (designated on Exhibit "E"), electrical, voice and data wiring for general office use, expand existing security system similar to general office usage, remove circuit board as indicated on (Exhibit "E"), add dedicated circuit for copier and reconstructing up to 12 feet of Tenant Walls. All work will be completed in accordance with Building Standard Allocations which is attached and made a part hereof as Exhibit "D".

        4. Provided that Tenant is not in default hereunder, Tenant shall have, during the Term hereof, continuing Right of Assignment and Subletting as outlined in Article VII of the Lease.

        5. In all other respects, the Terms and Provisions of the Lease shall remain the same and in full force and effect.

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        6.   Tenant will be released from a portion of the Lease
consisting of 1,116 rentable square feet located on the 3rd floor at a rental rate of $1,165.94. Tenant must remove all equipment and Tenant installed upgrades on or before June 30, 1998.

        Executed on the day and year first above written.

                          UNIFIED FINANCIAL
                          SERVICES, INC.
                          (formerly known as)
                          UNIFIED HOLDINGS INC.
429 PENN PARTNERS

By: /s/ Leo Stenz         By: /s/ Tony Ghoston; /s/ Carol J. Highsmith
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Printed: Leo Stenz        Printed: Tony Ghoston; Carol J. Highsmith
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Title: General Partner    Title: CIO; Secretary
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        "LANDLORD"                            "TENANT"

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